Exhibit 10.1

SECOND AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
Harry N. Pefanis

This Second Amendment to Amended and Restated Employment Agreement (the “Amendment”) is made as of the 15th day of August, 2019 between Plains All American GP LLC, a Delaware limited liability company (the “Company”), and Harry N. Pefanis (“Employee”).

WHEREAS, on June 30, 2001, the Company and Employee entered into that certain Amended and Restated Employment Agreement, which was amended on August 12, 2005, December 4, 2008, December 23, 2010 and October 21, 2013 (as amended, the “Agreement”); and

WHEREAS, the Company and Employee desire to further amend the Agreement to remove certain provisions relating to excise taxes.

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee do hereby agree as follows:

1.	Section 8(g) of the Agreement is hereby deleted in its entirety.

2.	Other than as amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

PLAINS ALL AMERICAN GP LLC

By:
Name:	Richard McGee
Title:	Executive Vice President

EMPLOYEE:

Harry N. Pefanis